DATED THIS 24TH DAY OF APRIL. 2025

Between

HIAP HUAT HOLDINGS (PTE) LIMITED
(Company Registration No. 197802284H)

... Landlord

And

MSC CONSULTING (S) PTE LTD
(Company Registration No. 200305559E)

... Tenant

TENANCY AGREEMENT
in respect of
*the unit known as **# 04-04, Blk 70***
of the Building called Luzerne

THIS TENANCY AGREEMENT is made the 24TH day of APRIL Two Thousand and Twenty-Five (2025)

Between

A. **HIAP HUAT HOLDINGS (PTE) LTD**, a company incorporated in Singapore and having its registered office at **70 Bendemeer Road, #05-01 Luzerne, Singapore 339940** (the "Landlord");

And

B. **MSC CONSULTING (S) PTE LTD** a **company** incorporated in Singapore and having its registered address at **1 Yishun Industrial Street 1, #04-27/28, A'Posh Bizhub Singapore (768160)** (the "Tenant").

NOW IT IS HEREBY AGREED BETWEEN THE PARTIES as follows: -

1. INTERPRETATION

1.1. In this Tenancy Agreement, the following words and expressions shall unless the context otherwise requires have the following meanings: -

"Building" means the building called Luzerne situated at 70/72 Bendemeer Road Singapore 339940/339941 and includes each and every part of the Building and the carparks, service, loading and any other areas the use and enjoyment of which is appurtenant to the Building;

"Deposit" means the sum deposited by the Tenant with the Landlord referred to in Clause 3.4.1 herein;

"Floor Area" means the floor area determined pursuant to Clause 6.6, an estimate of which is set out in **paragraph 2 of Schedule 1**;

"Floor Plan" means plan annexed hereto showing the floor layout of the Premises, which is subject to the approval of the Landlord, **the** relevant government authorities including without limitation, the building authority and Fire Safety Bureau;

"Interest" means interest at the rate of twelve (12%) per annum calculated in accordance with Clause 6.23;

"Rent" means the Rent payable by the Tenant to the Landlord referred to in Clause 3.2.1 herein;

"Tenant" includes his personal representatives, successors-in-title and permitted assigns;

"Landlord" includes its successors and assigns;

"permitted occupier" means any person on the Premises expressly or impliedly with the Tenant's authority;

"person" includes individual, firm, corporation or other entity;

"Premises" means the premises located within the Building with the provisional unit

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number set out in **paragraph 1 of Schedule 1** and containing the Floor Area, as edged in red for the purpose of identification only on the Floor Plan excluding the exterior faces of external walls, the exterior faces of boundary walls and the roof;

"Service Charge" means the service charge payable by the Tenant to the Landlord referred to in Clause 3.1.3. herein; and

"Term" means the term granted in this Tenancy Agreement as set out in **paragraph 4(a) of Schedule 1**.

1.2. In any case where the Tenant is placed under any restriction under any of the covenants and conditions contained in this Tenancy Agreement, the restriction shall be deemed to include the obligation not to permit or suffer the infringement of such restriction by any person claiming the right to use, enjoy and/or visit the Premises through, under or in trust for the Tenant.

1.3. In this Tenancy, all references to this "Tenancy Agreement" shall include its Schedules unless the context otherwise requires. Where applicable, all references to this Tenancy Agreement shall also include all instruments supplemental to it.

1.4. The clause and paragraph headings in this Tenancy Agreement are for ease of reference only and shall not be taken into account in the construction or interpretation of this Tenancy Agreement or any provision hereof.

1.5. Unless the context otherwise requires, references in this Tenancy Agreement to a Clause or Schedule shall be deemed to be references to a Clause or Schedule of this Tenancy Agreement, references in a Clause to a paragraph shall be deemed to be references to a paragraph of that Clause.

1.6. In this Tenancy Agreement, unless the context otherwise requires, words importing the singular meaning shall include the plural meaning and vice versa, and words importing any gender shall include all other genders.

1.7. Where two or more persons are included in the term the "Tenant", all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and severally.

2. DEMISE

In consideration of payment by the Tenant of the Rent, Service Charge and all monies due to the Landlord under this Tenancy Agreement, and compliance by the Tenant of the covenants contained in this Tenancy Agreement, the Landlord DEMISES to the Tenant the use of all the Premises TOGETHER WITH the following rights (but excluding all other rights and in so far as the Landlord is entitled to grant the same) for the Tenant and others duly authorised by the Tenant, in common with the Landlord and others duly authorised by the Landlord and all other persons entitled thereto: -

2.1. to pass and repass to and from the Premises for all purposes connected with the use and enjoyment of the Premises over and along all the usual entrances, landings, lifts, lobbies and corridors leading thereto; and

2.2. to use such toilet facilities in the Building as may be designated by the Landlord from time to time,

EXCEPTING AND RESERVING to the Landlord the following rights: -

2.3. to the free and uninterrupted use of all gas, water, electricity, telephone, air-

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conditioning, sewage and other pipes, wires, conduits, drains, ducts, sewers, channels and shafts which now are or may during the Term be in, through, under or over the Premises;

2.4. of light, air, support, shelter and all other easements and rights now or hereafter belonging to or enjoyed by the Building and to create and maintain in, through, under or over the Premises at any time during the Term any easements or services for the benefit of the Building;

2.5. to erect scaffolding for the repair, cleaning or painting of the Building, notwithstanding that such scaffolding may temporarily restrict access to or enjoyment and use of the Premises; and

2.6. of access to the Premises in accordance with Clause 3;

THE TENANT PAYING THEREFOR: -

2.7. the Rent and Service Charge, without demand and without any deduction, withholding, counter-claim or seeking any legal or equitable set-off.

3. TENANT'S COVENANTS

The Tenant covenants with the Landlord as follows: -

3.1. Rent, Service Charge, Interest and Taxes

3.1.1. To pay the Rent, Service Charge and other amounts due and payable under this Tenancy Agreement at the times and in the manner specified in this Tenancy Agreement.

3.1.2. The monthly Rent payable by the Tenant in respect of the Premises shall be as set out in **Schedule 2**, subject to adjustment in accordance with Clause 6.6.

3.1.3. The Tenant shall pay to the Landlord, a monthly Service Charge based on the estimated rate set out in **paragraph 5 of Schedule 1** and subject to adjustment in accordance with Clause 6.6 and **Schedule 4**.

3.1.4. If the whole or any part of the Rent, Service Charge or any other monies due under this Tenancy Agreement shall remain unpaid seven (7) days after they shall have become due (whether such Rent, Service Charge or other monies shall have been formally demanded or not) or if the Landlord shall refuse to accept the tender of Rent, Service Charge or other monies because of a breach of covenant on the part of the Tenant, then to pay Interest on such Rent, Service Charge and other monies, or part thereof, and such Interest shall be recoverable from the Tenant as if it were Rent in arrears. Nothing in this Clause 3.1 shall entitle the Tenant to withhold or delay any payment of the Rent, Service Charge or any other sum due under this Tenancy Agreement after the date upon which they fall due or in any way prejudice, affect or derogate from the rights and remedies of the Landlord in relation to such non-payment including without limitation under the proviso for re-entry contained in this Tenancy Agreement.

3.1.5. It is hereby agreed that the Rent, Service Charge and other sums payable by the Tenant under this Tenancy Agreement (hereinafter

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collectively called the "Agreed Sum") shall, as between the Landlord and the Tenant, be exclusive of any applicable goods and services or other tax, imposition, duty or whatsoever (hereinafter collectively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of this Tenancy Agreement (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority (hereinafter called the "Authorities") on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Tenant shall pay all such Taxes or reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of the Authorities and the relevant laws and regulations.

3.1.6. If the Landlord or the Tenant (or any person on their behalf) is required by law to make any deduction or withholding or to make any payment, on account of such Taxes, from or calculated by reference to the Agreed Sum (or any part thereof): -

3.1.6.1. the Tenant shall pay, without requiring any notice from the Landlord, all such Taxes for its own account (if the liability to pay is imposed on the Tenant), or on behalf of and in the name of the Landlord (if the liability to pay is imposed on the Landlord) on receipt of notice from the Landlord, and without prejudice to the foregoing, if the law requires the Landlord to collect and to account for such Taxes, the Tenant shall pay such Taxes to the Landlord (which shall be in addition to the Tenant's liability to pay the Agreed Sum) on receipt of notice from the Landlord; and

3.1.6.2. the sum payable by the Tenant in respect of which the relevant deduction, withholding or payment is required on account such Taxes, shall be increased to the extent necessary to ensure that after the making of the aforesaid deduction, withholding or payment, the Landlord or any person or persons to whom such sum is to be paid, receives on due date and retains (free from any liability in respect of any such deduction, withholding or Taxes) a net sum equal to what would have been received and retained had no such deduction, withholding or payment been required or made.

3.1.7. If the Tenant fails or delays in the payment or discharge of any such Taxes and the Landlord shall have duly paid such Taxes, then the Tenant shall pay Interest thereon to the Landlord from the date of payment by the Landlord of such Taxes up to and including the date of receipt by the Landlord from the Tenant of payment of such Taxes.

3.1.8. The rights of the Landlord under this Clause 3.1 shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Tenant the amount of such Taxes which may be or is to be paid or borne by the Landlord.

3.1.9. The Tenant shall indemnify and hold harmless the Landlord from all losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Landlord

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arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Tenant in the payment and discharge of any such Taxes.

3.1.10. The Rent, Service Charge, Deposit and any other sums payable by the Tenant to the Landlord under this Tenancy Agreement shall be paid by the Tenant by GIRO to the Landlord's Current Account No: 115-312-668-8 opened with the United Overseas Bank Toa Payoh Branch no. 7375, or at any other place and in any other manner specified by the Landlord from time to time. For the purpose of such GIRO payment, the Tenant shall sign a GIRO form on terms and conditions prescribed by the Landlord or the Landlord's banker, in good time to enable the same to be processed in time for the commencement of the Term.

3.2. Utilities

3.2.1. To pay all charges and fees including any taxes now or in the future imposed in respect of sewerage and grease traps, water, gas, electricity, garbage collection, telephone and any other services consumed or supplied on or to the Premises, or an appropriate proportion thereof attributable to the Premises, and to pay all necessary hire charges for any equipment or appliances supplied to the Tenant by the appropriate authority or entity. In the event of such water, gas, electricity and other services not being supplied and metered separately to the Premises, to pay to the Landlord a proportionate part of the cost thereof, such cost to be calculated by the Landlord and notified to the Tenant by a statement from the Landlord, such statement to be conclusive as to the amount thereof, and in the event of the relevant authority responsible for the supply of electricity, gas, water and any other services supplied and used in the Building increasing the charges therefor, the Tenant shall pay to the Landlord a proportionate part of the increased costs thereof, such costs to be calculated by the Landlord and notified to the Tenant by a statement from the Landlord, such statement to be conclusive as to the amount thereof.

3.2.2. To pay to the Landlord all charges for water consumption from the Landlord's chilled water supply or cooling tower, such charges to be calculated by the Landlord and notified to the Tenant in writing and such notification shall be conclusive (save for computation error) as to the amount of the said charges. The Tenant acknowledges there is no obligation on the part of the Landlord to supply chilled water from the cooling tower or elsewhere.

3.3. Property tax

3.3.1. To pay on demand any increase in the property tax (whether retrospective or otherwise) over and above the amount of property tax for the Premises payable by the Landlord on the commencement of the Term whether such increase is due to withdrawal of tax rebates, reliefs or exemptions, an increase in the annual value of the Premises, an increase in the rate of property tax payable and/or any new imposition (including surcharge on property tax) which may hereafter be levied on the Premises. The Landlord may at its sole discretion lodge any objections with the Property Tax Department or any other relevant authority against the revision of the annual value and/or increase in property tax, or without imposing any obligation on the Landlord so to

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do, assist the Tenant at the Tenant's sole costs and expense in their lodgement of any such objections, Provided always that the Landlord shall bear the property tax for the Premises on the annual value equivalent to the yearly Rent calculated on the rate of the property tax applicable at the commencement of the Term.

3.3.2. In the event the Premises is not separately assessed but the Building is assessed as a whole or in part, then, for the purpose of Clause 3.3.1 above, the amounts referred therein shall be apportioned by the Landlord (whose apportionment shall be final and conclusive in the absence of manifest error) and the Tenant shall pay such proportion thereof as the Floor Area of the Premises bears to the total floor area in the Building or part thereof as the case may be which can be tenanted.

3.3.3. Any demand for payment shall be met by the Tenant within seven (7) days of such demand, failing which Interest shall be paid by the Tenant to the Landlord from the date of demand until actual payment to the Landlord.

3.3.4. The obligations of the Tenant hereunder shall not be extinguished by the determination of the Term whether by effluxion of time or otherwise but shall continue until the obligations therein shall be fulfilled by the Tenant.

3.4. Deposit

3.4.1. Upon the execution of this Tenancy Agreement (if the Tenant has not already done so) to pay the Landlord in cash the Deposit as set out in paragraph 6 of Schedule 1, which shall be subject to adjustment in accordance with Clause 6.6 and which Deposit shall be maintained at the same amount during the Term.

3.4.2. The Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all the covenants and provisions contained in this Tenancy Agreement and as security for any claim by the Landlord at any time against the Tenant in relation to any matter in connection with the Premises whether the Tenancy is subsisting or not, and subject to any proper deductions to be made by the Landlord pursuant to the provisions of this Tenancy Agreement, shall be repaid to the Tenant without interest within three (3) months after the expiration or earlier determination of the Term or within thirty (30) days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the covenants conditions stipulations and agreements herein contained and on the part of the Tenant to be observed and performed, whichever be the later.

3.4.3. If the Tenant shall fail to make any payment due to the Landlord under the terms of this Tenancy Agreement or shall commit any other breach of any of the provisions of this Tenancy Agreement, the Landlord shall be entitled but not obliged to apply the Deposit or any part thereof in or towards payment of moneys outstanding or making good any breach by the Tenant or to deduct from the Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other right or remedy to which the Landlord may be entitled. If any part of the Deposit shall be applied by the Landlord in accordance herewith, the Tenant shall on demand by the Landlord forthwith deposit with the Landlord the amount set off by the Landlord from the Deposit, Provided

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Always that no part of the Deposit shall without the consent of the Landlord be set-off by the Tenant against any Rent, Service Charge or other sums owing to the Landlord.

3.5. Fire Fighting Equipment and Fire Safety Measures

At the Tenant's own cost and expense, to install, affix and maintain all fire fighting equipment and fire safety measures as may be necessary in accordance with the use of the Premises by the Tenant.

3.6. Industrial Waste

The Tenant shall be responsible for proper treatment and disposal of all industrial waste or any rubbish from its operations. Such waste or rubbish shall be disposed of daily from the Building at the Tenant's own cost.

3.7. Insurance

3.7.1. At the Tenant's own cost and expense at all times during the Term to take out and keep in force in the joint names of the Landlord and the Tenant for their respective rights and interests a comprehensive public liability insurance policy in an amount not less than $1,000,000.00 or in such higher amount as the Landlord may from time to time prescribe, in respect of any one occurrence.

3.7.2. At the Tenant's own cost and expense, to take out and keep in force throughout the Term insurance against damage to all plate glass windows, doors and display showcases in the Premises, in the joint names of the Landlord and the Tenant.

3.7.3. Notwithstanding anything to the contrary contained elsewhere in this Tenancy Agreement wherever any glass windows, door and display showcases in the Premises is broken or damaged to pay out any and all money received in respect of such insurance as quickly as possible in reinstating with new glass of the same quality and thickness and to make good any deficiency in such money.

3.7.4. All policies of insurance required to be effected by the Tenant shall be taken out with an insurance company and on terms approved by the Landlord (Provided that for the avoidance of doubt, the Landlord shall not be responsible or liable to the Tenant for the correctness or adequacy of the policies nor for ensuring their compliance with all relevant legislation) and copies of such policies of insurance shall be produced and lodged with the Landlord by the Tenant without demand, within thirty (30) days of the commencement of the Term, and within thirty (30) days of the renewal of such policies.

3.7.5. On demand at any time by the Landlord, to produce forthwith to the Landlord any policy of insurance which the Tenant is required to effect hereunder and the receipt for the last premium paid in respect of such policy.

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3.8. Repair

3.8.1. At all times to repair and to keep in a clean and good state of repair and condition (fair wear and tear excepted) the Premises including the shop front and signage as well as the interior thereof; the flooring, interior plaster or other surface material or rendering on walls and ceilings, fixtures therein; all doors, windows, glass, locks, fastenings, installations and fittings for light and power, all mechanical and electrical installations, fire protection systems, plumbing and sanitary systems, pipes, wires, cables, mains, sewers, drains, flues, gutters, gullies, channels, shafts, water-courses, and all other conduits and ducts within and serving the Premises; and to make good to the satisfaction of the Landlord any damage or breakage caused to any part of the Premises or to the Landlord's fixtures and fittings therein by the bringing in or removal of the Tenant's goods or effects or resulting from any action or omission of the Tenant, its employees, independent contractors, agents or any permitted occupier.

3.8.2. The obligations in Clause 3.8.1 extend to all improvements and additions to the Premises and all Landlord's fixtures, fittings and appurtenances of whatever nature affixed or fastened to the Premises.

3.8.3. If any damage or injury is caused to the Landlord or to any person whomever directly or indirectly on account of the condition of any part of the interior of the Premises (including flooring, walls, ceiling, doors, windows and other fixtures) as a result of the Tenant's failure to keep the Premises in a clean and good state of repair and condition in accordance with its covenants in Clauses 3.8.1 and 3.8.2, to be wholly responsible therefor and to fully indemnify the Landlord against all losses, damages, costs and expenses suffered or incurred by the Landlord resulting therefrom and against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

3.9. Alterations

3.9.1. Not without the Landlord's prior consent to make any alterations or additions to or affecting the structure or exterior of the Premises or the appearance of the Premises as seen from the exterior.

3.9.2. Not without the prior consent of the Landlord to make any other alterations or additions to the Premises including the shop front and signage. For purpose of seeking the Landlord's consent herein, the Tenant shall submit to the Landlord all plans, layouts, designs, drawings, specifications and details of proposed materials to be used for any proposed alterations and additions, and comply with any applicable provisions in the Tenant's fitting out manual prepared by the Landlord.

3.9.3. The Landlord shall be entitled to engage its architect, engineer or other consultant(s) for the purpose of considering the plans, specifications and materials relating to the proposed alterations or additions and for the purpose of supervising all works carried out by the Tenant, the fees and expenses of such architect, engineer and consultant(s) incurred in connection therewith shall be borne by the Tenant and forthwith paid by the Tenant to the Landlord on demand. If the Tenant fails to make payment within seven (7) days of demand, the Landlord may effect payment of the same and all expenses so incurred by the Landlord

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together with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord, shall be recoverable from the Tenant as if they were Rent in arrears.

3.9.4. All alterations and additions to the Premises shall only be carried out: in the case of any mechanical and electrical engineering works, including plumbing and fire protection services, by a specialist contractor nominated by the Landlord and appointed by the Tenant; and in all other cases, by a contractor appointed by the Tenant and approved by the Landlord.

3.9.5. All planning and other consents necessary or required pursuant to the provisions of any statute, rule, order, regulation or by-law for any alteration or addition to the Premises or any part thereof, shall be applied for and obtained by the Tenant at its own cost and expense.

3.9.6. The Tenant shall carry out and complete all alterations and additions to the Premises in accordance with plans, layouts, designs, drawings, specifications and using materials approved by the Landlord, in a good and workmanlike manner in accordance with all planning and other consents referred to in Clause 3.9.2 above and in compliance with the requirements of the Landlord's architect.

3.9.7. The Tenant shall not without the Landlord's prior written consent install or erect any exterior lighting, shade, canopy or awning or other structure in front of or elsewhere outside the Premises.

3.10. Landlord's right of entry, inspection and right of repair

3.10.1. To permit the Landlord and its agents, workmen and others employed by the Landlord at all reasonable times during normal business hours and after giving the Tenant prior notice (but at any time in any case which the Landlord considers an emergency) to enter upon the Premises: -

3.10.1.1. to inspect, clean, repair, remove, replace, alter or execute any works whatsoever; or

3.10.1.2. to effect or carry out any maintenance, repairs, alterations or additions or other works which the Landlord may consider necessary or desirable to any part of the Building or the water, electrical, air-conditioning and other facilities and services of the Building; or

3.10.1.3. for the purpose of exercising any of the powers and authorities of the Landlord under this Tenancy Agreement; or

3.10.1.4. to comply with an obligation of repair, maintenance or renewal affecting the Premises or the Building; or

3.10.1.5. to construct, alter, maintain, repair or fix anything or additional thing serving the Building or the adjoining premises or property of the Landlord, and running through or on the Premises; or

3.10.1.6. in connection with the development of the remainder of

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the Building or any adjoining or neighbouring land or premises, including the right to build on or onto or in prolongation of any boundary wall of the Premises;

without payment of compensation for any delay in completion of the aforesaid works, or any nuisance, annoyance, inconvenience or damage caused thereby to the Tenant.

3.10.2. If any breach of covenant, defects, disrepair, removal of fixtures or unauthorised alterations or additions shall be found upon such inspection for which the Tenant is liable, then upon notice by the Landlord to the Tenant, to execute all repairs, works, replacements or removals required within such reasonable period as may be stipulated by the Landlord and to the reasonable satisfaction of the Landlord or its consultant.

3.10.3. In case of default by the Tenant, it shall be lawful for workmen or agents of the Landlord to enter into the Premises and execute such repairs, works, replacements or removals. To pay to the Landlord within seven (7) days of demand all expenses so incurred with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord (such expenses and Interest to be recoverable as if they were Rent in arrears).

3.10.4. Permit the Landlord and the agents, workmen and other employed by the Landlord to make such alterations or additions to the Premises as may be required by the any relevant authority and the Tenant shall permit the Landlord, its agents, workmen and others access into the Premises at all reasonable times for that purpose.

3.11. Yielding up

3.11.1. At the expiration or earlier determination of the Term (unless renewed in accordance with the terms hereof): -

3.11.1.1. to surrender to the Landlord all keys giving access to all parts of the Premises irrespective of whether or not the same have been supplied by the Landlord;

3.11.1.2. quietly to yield up the Premises in a good state of repair and condition, properly repaired, cleaned, decorated and kept in accordance with the Tenant's covenants contained in this Tenancy Agreement;

3.11.1.3. to remove from the Premises all of the fixtures and fittings installed by the Tenant, subject to Clause 3.11.1, and all notices, notice boards and signs bearing the name of or otherwise relating to the Tenant (including in this context any persons deriving title to the Premises under the Tenant) or its business;

3.11.1.4. if required by the Landlord, to reinstate all air-conditioning installations and other mechanical and electrical installations therein to their original state to the satisfaction of the Landlord;

3.11.1.5. to reinstate the Premises to their original state and

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condition as at the commencement of the Term and to the Landlord's satisfaction;

3.11.1.6. to redecorate the Premises to the satisfaction of the Landlord or its architect, engineer or consultant for the time being immediately prior to the expiration or sooner determination of the Term, Provided that in the event the period of redecoration and the period of reinstatement as provided in Clause 3.11.1.5 above shall coincide, the Landlord shall be entitled to receive Rent, Service Charge and such other amounts until the reinstatement or redecoration has been completed whichever is the later.

For the purpose hereof the term "redecorate" shall include without limitation the washing of the whole of the interior of the Premises, the painting with two coats of oil paint or emulsion paint or other appropriate treatment of all the internal parts of the Premises previously so treated respectively, and also the replacing of all ceiling and floor tiles which in the opinion of the Landlord or its architect, engineer or consultant for the time being are worn out or damaged and in need of replacement;

3.11.1.7. to make good to the satisfaction of the Landlord all damage to the Premises and the Building resulting from the removal of the Tenant's belongings, reinstatement or redecoration of the Premises;

3.11.1.8. if at the expiration or earlier determination of the Term, the Tenant has failed to remove the fixtures and fittings, reinstate, redecorate or make good any damage to the Premises in accordance with the provisions of this Clause 3.11, the Landlord may effect the same at the Tenant's cost and expense. All costs and expenses incurred by the Landlord together with the Rent, Service Charge and other amounts which the Landlord shall be entitled to receive had the period within which such works effected by the Landlord been added to the Term, shall be paid by the Tenant within seven (7) days of demand from the Landlord, and in this connection, a certificate of the Landlord as to the amount of costs and expenses incurred shall be conclusive and binding on the Tenant; and

3.11.1.9. to ensure that all removal, repair and reinstatement works required of the Tenant under this Clause 3.11 are carried out by a contractor nominated by the Landlord and appointed by the Tenant, under the supervision of the Landlord's architect, engineer or consultant, and the Tenant shall pay for all fees of such architect, engineer or consultant.

3.11.2. The Tenant agrees that the shop front installed by the Tenant shall belong to the Landlord at the expiration or sooner determination of the Term, and the Tenant shall leave the same for the Landlord, in good condition and repair, fair wear and tear excepted unless its removal is required by the Landlord in which event the Tenant shall remove the same at its own cost.

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3.12. Use

3.12.1. Not to use the Premises otherwise than as specified in **paragraph 3 of Schedule 1**. The Tenant shall at its own cost obtain all necessary permits and approvals from the relevant authorities to the use of the Premises in accordance with this Clause 3.12, prior to the commencement of the Term. The Tenant shall be responsible at the Tenant's costs for obtaining, prior to commencement of the said use, all approvals, consents, licences and permits from all relevant authorities necessary for the Tenant's use of the Premises and for keeping in force and complying with all such approvals, consents, licences and permits. The Tenant may not change the use and/or name of the Premises without the prior written consent of the Landlord and where applicable, subject to the obtaining of all necessary permits and approvals from the relevant authorities obtained at the Tenant's cost. Copies of all such permits and approvals shall be furnished to the Landlord on request.

3.12.2. To observe all the restrictions as to use of the Premises imposed on the Landlord by the relevant authorities and the by-laws or regulations concerning the Building and the Premises.

3.13. Covenants affecting use of Premises and Building

3.13.1. Not to erect nor install in the Premises any machinery which causes noise, fumes or vibration which can be heard, smelt or felt outside the Premises.

3.13.2. Not to bring onto or store in the Premises any liquefied petroleum gas, petrol or other inflammable, explosive or combustible substance.

3.13.3. Not to use the Premises for any noxious, noisy or offensive trade or business nor for any illegal or immoral act or purpose.

3.13.4. Not to hold any sales by auction on the Premises, and not to do any thing or carry on any business which is, in the Landlord's sole opinion, undesirable for the reputation of the Building.

3.13.5. Not without the Landlord's prior consent, and subject to the prior approval of all relevant government authorities (where applicable), to hold in or on the Premises any exhibition, public meeting or public entertainment.

3.13.6. Not to permit any vocal or instrumental music in the Premises so that it can be heard outside the Premises.

3.13.7. Not to permit livestock of any kind to be kept on the Premises.

3.13.8. Not to do in or upon the Premises anything which may be or may become or cause a nuisance, annoyance, disturbance, inconvenience or damage to the Landlord or other Tenants of the Building or to the owners, Tenants and occupiers of adjoining and neighbouring properties.

3.13.9. Not to load or use the floors, walls, ceilings, or structure of the Premises in any manner which will cause strain, damage or interference with the structural parts, load bearing framework, roof, foundations, joists and external walls of the Premises and without prejudice to the generality of

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the foregoing, not to load or permit or suffer to be loaded on any part of the floors of the Building or the Premises to a weight greater than the maximum floor weight limit specified in **paragraph 7 of Schedule 1** (or such other weight limit as may be prescribed by the Landlord as being applicable to the Premises) and, when required by the Landlord, to distribute the load on any part of the floor of the Premises in accordance with the directions and requirements of the Landlord and in the interpretation and application of the provisions of this Clause 3.13.9, the decision of the surveyor, architect or engineer of the Landlord shall be final and binding on the Tenant.

3.13.10. To obtain the prior written consent of the Landlord before bringing upon the Premises any heavy machinery or other plant, equipment or goods with an imposed load in excess of the maximum floor weight limit specified in **paragraph 7 of Schedule 1** (or such other weight limit as may be prescribed by the Landlord as being applicable to the Premises). The Landlord may direct the routing, installation and location of all such machinery, plant, equipment and goods and the Tenant shall comply with all such directions, and the Tenant shall make good and indemnify the Landlord in respect of any damage to the Premises and/or the Building caused by the bringing in of such machinery, plant, equipment or goods (even if the Landlord had given its consent to the Tenant's request).

3.13.11. Not to overload the lifts, electrical installation or any of the gas, water, electricity, telephone, air-conditioning, sewage and other pipes, drains, flues, gutters, gullies, water courses, cables, mains, wires, conduits, drains, ducts, sewers, channels and shafts in, through, under or over the Premises and/or the Building.

3.13.12. Not to do or omit to do anything which interferes with or which imposes an additional loading on any ventilation, air-conditioning or other plant or machinery serving the Premises and/or the Building.

3.13.13. Not to do anything whereby any policy of insurance on, including or in any way relating to the Premises taken out by the Landlord may become void or voidable or whereby the rate of premium thereon or on the remainder of the Building may be increased (and the Landlord will on request of Tenant provide relevant details of such policy to enable Tenant to comply with the provisions of this Clause 3.13.13, and to provide one or more efficient fire extinguishers of a type approved by the Landlord and to take such other precautions against fire as may be deemed necessary by the Landlord or its insurers.

3.13.14. Not to allow any person to sleep in the Premises nor to use the Premises for residential purposes.

3.13.15. To keep the Premises open for business during business hours and at all times to keep the shop front and signage well-lighted. Any variation in the Tenant's business hours or any proposed closure of business on any day shall be subject to the prior approval of the Landlord.

3.13.16. To keep the Premises and every part thereof clean and tidy, and in the fullest possible hygienic condition, and to keep all pipes, drains, basins, sinks and water closets in and serving the Premises clean and unblocked. Without prejudice to the generality of the foregoing, to keep the shop front in a state and condition satisfactory to the Landlord and to

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carry out such works thereto as may be required by the Landlord.

3.13.17. To keep the Premises free of pests, rodents, vermin and insects.

3.13.18. To keep the windows of the Premises closed at all times and not to erect or install any sign, device, furnishing, ornament or object which, in the opinion of the Landlord, is incongruous or unsightly or may detract from the general appearance of the Building.

3.13.19. To ensure that the décor and design of the exterior of the Premises are in accordance with plans and specifications previously submitted to and approved by the Landlord, and not to make any changes to such external parts without the prior consent of the Landlord.

3.13.20. To ensure that all doors of the Premises are safely and properly locked and secured when the Premises are not occupied.

3.13.21. Not to cover or obstruct or permit to be covered or obstructed in any manner or by any other article or thing (other than window blinds approved by the Landlord), the windows, sky-lights or ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or any part of the Building.

3.13.22. Not to throw, place or allow to fall or cause or permit to be thrown or placed in the lift shafts, water-closets or other conveniences in the Building any sweepings, rubbish, waste paper or other similar substances, and the Tenant shall on demand pay to the Landlord the costs of repairing any damage to such lift shafts, water-closets or other conveniences arising therefrom.

3.13.23. Not to permit or cause to be permitted the placing or parking of bicycles, motorcycles or scooters, trolleys and other wheeled vehicles and/or the stocking or storage or littering of goods or things in the common parts of the Building including the corridors, passageways, pavements and the car-parking areas thereof and to keep all such internal and external parts of the Building clear and free of all obstruction at all times.

3.13.24. Not to place or take into the passenger lifts any baggage, furniture, parcels, sacks, bags, heavy articles or other goods or other merchandise save only such light articles as brief-cases, attaché cases and handbags and to use only the service lift prescribed by the Landlord for the transportation of furniture, goods and other heavy equipment.

3.13.25. Not to solicit business, display or distribute advertising material in the car parks or other common areas of the Building.

3.13.26. To observe and perform or cause to be observed and performed the rules and regulations from time to time made by the Landlord in connection with the orderly and proper use of the lobbies, corridors, staircases, lifts, hoists, lavatories and other parts in common use in the Building and access ways and service areas to the Building and also in connection with the security of the Building.

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3.13.27. At all times during the Term: -

3.13.27.1. to obtain and keep current and valid throughout the Term all licences and permits required for the carrying on of the Tenant's business;

3.13.27.2. not to allow the Premises or any part thereof to be used for the carrying on thereon of the trade of a publican or licensed victualler or for the sale of wine, spirits or similar intoxicating liquors or for the purpose of a club or association where such liquors may be sold, supplied to or received, stored or bought for consumption by members or any other persons without the valid requisite licence(s) and the Tenant shall apply at its own expense for all necessary licence(s) for such purposes; and

3.13.27.3. to refer to the Building by its proper name wherever the Tenant designates or refers to the Building in any newspaper or other advertising stationery or other printed material.

3.13.28. To keep the display windows and the perimeter (where appropriate) of the Premises adequately lighted during the usual business hours of the Premises, Provided Always that the Tenant shall not by the installation of any fittings, equipment, facilities or illumination or by the display or merchandise or other objects or otherwise spoil, impair or detract from the architectural form or style or appearance of the Premises or other parts of the Building generally.

3.13.29. Not to permit or allow food trays and tiffin carriers to be brought into or carried in any passenger lift and to ensure that such items are conveyed in the service lift only.

3.13.30. Not to permit or allow the contractors, workmen or cleaners (with or without equipment and tools) engaged by the Tenant to use the passenger lifts of the Building and to ensure that they use only the service lift prescribed by the Landlord.

3.13.31. Not to permit trade vehicles while being used for delivery and pick up of merchandise to or from the Premises to be driven parked or stopped at any place or time within the Building except within the loading dock of the Building and except at such other place or places and at such time or times as the Landlord may specifically allow and the Tenant shall prohibit its employees service suppliers and others over whom the Tenant may have control (including contractors workmen or cleaners engaged by the Tenant) from parking delivery or service vehicles during loading or unloading in any place other than the specifically approved loading dock and such other specifically approved places as aforesaid, and from obstructing in any manner howsoever the entrances exits and driveways in and to the common parking areas and also the pedestrian footways in or to the Building.

3.13.32. Not without the prior consent of the Landlord to permit the vendors of food or drink or the servants or agents of such vendors to bring to or onto the Premises or any part thereof or onto the Building or any part thereof food and drink for consumption by the occupiers or others in the Premises save and except in the case of the contractor who has been

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given the right by the Landlord to provide a food and drink service for the occupiers of the Building.

3.13.33. At all times during the Term to: -

3.13.33.1. comply with all statutory provisions and all rules and regulations made under any statutes subsidiary legislation or by-laws in respect of the sanitary arrangements hygiene health or cleanliness of the Premises and to indemnify the Landlord against all costs claims liabilities fines or other expenses whatsoever which may fall on the Landlord by reason of the Tenant's non-compliance thereof;

3.13.33.2. take full responsibility for the cleaning of and maintaining the hygienic standard acceptable to the Landlord of all air-ducting equipment and pipes, cooker hoods and any other air cleaning device in the Premises (if any); and

3.13.33.3. take full responsibility and bear all costs for the operation of the AHU/fan coil unit(s) serving the Premises (if any).

3.14. Advertisements and signs

Not without the Landlord's prior written consent, to display on the exterior of the Premises or on the windows or inside the Premises so as to be visible from the exterior of the Premises, or in any part of the Building, any name, writing, notice, sign, illuminated sign, display of lights, placard, poster, sticker or advertisement.

3.15. Car parks

The Tenant and its employees, invitees and licensees shall comply with all rules and regulations imposed from time to time by the Landlord on the use, management and operation of the car parks within the Building, including without limitation payment of car park charges and participation in any parking fee redemption scheme as may be decided by the Landlord.

3.16. Compliance with statutes etc

3.16.1. Except where such liability may be expressly within the Landlord's covenants contained in this Tenancy Agreement, to comply in all respects with the provisions of all statutes and regulations for the time being in force and requirements of any competent authority relating to the occupation and use by the Tenant of the Premises or anything done in or upon the Premises by the Tenant or its permitted occupiers and visitors.

3.16.2. In particular but without prejudice to the generality of Clause 3.16.1 above: -

3.16.2.1. to comply with all requirements under any present or future statute, order, by-law or regulation as to the use or occupation of or otherwise concerning the Premises;

3.16.2.2. not to bring onto or permit to be brought onto, or to employ in or to permit to otherwise enter onto the Premises or any part thereof, any person in contravention of the applicable immigration and employment laws and regulation and any

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other laws or any statutory modification or re-enactment thereof for the time being in force and to indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Landlord by reason of any non-compliance hereof;

3.16.2.3. not to bring into or use in any part of the Premises or the Building any goods prohibited for import and domestic sales, goods infringing upon trademarks, copyright, patent rights or other intellectual property rights of any person or party;

3.16.2.4. to execute with all due diligence all works to the Premises for which the Tenant is liable in accordance with Clauses 3.16.1 and 3.16.2 above and/or under any other Clause of this Tenancy Agreement, and to notify the Landlord thereof prior to the commencement of such works; and

3.16.2.5. if the Tenant shall not comply with Clause 3.16.2.4. above to permit the Landlord to enter the Premises to carry out such works and to pay to the Landlord on demand the expense of so doing (including surveyors' and other professional advisers' fees) together with Interest from the date of expenditure until payment by the Tenant to the Landlord (such monies to be recoverable as if they were Rent in arrears).

3.17. Notices to let

Within six (6) months before the expiration or earlier determination of the Term to permit all persons authorised by the Landlord or its agents to affix notices at or within the Premises and to view without interruption the Premises during business hours and by prior appointment in connection with any such re-letting.

3.18. Indemnity by Tenant

In addition and without prejudice to the other indemnities given by the Tenant to the Landlord under this Tenancy Agreement, to indemnify and keep indemnified the Landlord from and against: -

3.18.1. all claims, demands, writs, summonses, actions, suits, proceedings, judgements, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord or any other person may suffer or incur directly or indirectly on account of the condition of any part of the Premises (including flooring, walls, ceiling, doors, windows and other fixtures) or in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrences of any kind in, upon or at the Premises or the use of the Premises or any part thereof by the Tenant or by any of the Tenant's employees, independent contractors, agents, visitors or any permitted occupier;

3.18.2. all loss and damage to the Premises, the Building and to all property therein caused directly or indirectly by the Tenant or the Tenant's employees, independent contractors, agents, visitors or any permitted occupier and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water, gas or electricity or faulty fittings or fixtures; and

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3.18.3. all loss, damage, costs and expenses of any kind whatsoever suffered or incurred by the Landlord, whether directly or indirectly, by reason of the Tenant's breach of or non-compliance with any of the provisions of this Tenancy Agreement or any other obligations of the Tenant to the Landlord howsoever arising.

3.19. Assignment and subletting

Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to transfer, assign, sublet, license, mortgage, charge, encumber, share or part with possession or occupation of, or otherwise dispose of or deal with this Tenancy Agreement or the Premises or any part thereof in any way. For the purpose hereof, any reconstruction, amalgamation, reorganisation, takeover or any change in any of the shareholders/proprietors /partners of the Tenant or any change in management or control of the Tenant shall be deemed to be an assignment of this Tenancy Agreement.

3.20. Prohibition from registration

Not to at any time: -

3.20.1. register or lodge any caveat in relation to the Premises at the Singapore Land Authority or its successor;

3.20.2. require nor be entitled to require the Landlord to register the Tenancy Agreement; or

3.20.3. subdivide the Premises or any part thereof or do any act or thing which could result in the Landlord being deemed to have subdivided the Premises or any part thereof under the provisions of the applicable planning legislation.

The Landlord shall not be required to deduce its title to the Premises nor to reply to any requisitions on title.

3.21. Variation of Building Plans

3.21.1. To allow and accept all modifications variations or changes made by the Landlord to the building plans (including the Floor Plan) in respect of the Premises and the Building, including the amended boundaries, configuration and area of the Premises as resulting therefrom regardless of degree of change or amendment, Provided always that such modifications or changes are required by any government authority.

3.21.2. Such modifications variations or changes may include but shall not limited to, altering the Floor Plan or the floor plans of the Building, changing the arrangement, location or converting the use of entrances, passageways, doors, doorways, partitions, corridors, landings, staircases, lobbies, lifts, toilets, car parks or other public parts of the Building, changing any services, apparatus and other common facilities serving the Building, increasing the total net floor area approved for commercial use within the Building, or enlarging, varying or reducing the size of the area in the Building which can be let.

3.21.3. Any modification, changes or variation made by the Landlord pursuant

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to Clause 3.21.1 above shall not: -

3.21.1.1. discharge the Tenant from this Tenancy Agreement;

3.21.1.2. provide grounds for the Tenant to rescind this Tenancy Agreement; nor

3.21.1.3. render the Landlord liable to the Tenant for any compensation damages or remedy of whatsoever nature in respect thereof.

3.22. Redecoration

3.22.1. Where the Term is more than three (3) years or where the Term is extended beyond three (3) years by renewal of the tenancy, at the expiration of every three (3) calendar years from date of commencement of the Term and where required by the Landlord, to redecorate the Premises to the satisfaction of the Landlord and if the Tenant shall fail to redecorate the Premises as aforesaid, to permit the Landlord to redecorate the Premises and to pay to or reimburse the Landlord on demand the costs of such redecoration.

3.22.2. For the purposes of Clause 3.22.1 above, the term "redecorate" shall include the washing of the whole of the interior of the Premises, the painting with two coats of emulsion paint or other appropriate treatment of all of the internal parts of the Premises previously so treated respectively, the replacing of all ceiling boards, floor tiles, fixtures and fittings which in the opinion of the Landlord are worn out or damaged and in need of replacement.

4. LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows: -

4.1. Quiet enjoyment

That the Tenant paying the Rent, Service Charge and performing the Tenant's covenants reserved by and contained in this Tenancy Agreement may lawfully and peaceably hold and enjoy the Premises throughout the Term without any interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

4.2. Provision of Services

Subject to the Tenant paying the Rent, Service Charge and performing the Tenant's covenants reserved by and contained in this Tenancy Agreement and the rules and regulations for the Building made by the Landlord from time to time and so far as practicable, the Landlord will provide: -

4.2.1. lift services daily (excluding Sundays and gazetted public holidays) from 9.00 am to 6.00 pm or such shorter or longer period as the Landlord may determine from time to time;

4.2.2. air-conditioning services in the designated areas daily (excluding Sundays and gazetted public holidays) during the hours of 9.00 am to 6.00 pm (Monday to Friday) and 9.00 am to 1.00 pm (Saturday) or such other shorter or longer period as the Landlord may determine from time

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to time;

4.2.3. lighting in the passage-ways, corridors, landings, staircases, car parking areas, toilets and other parts of the Building used in common with the Landlord and all others;

4.2.4. water for the common toilets and facilities;

4.2.5. usage of an allocated mail box;

4.2.6. cleaning services to the external walls and the common areas of the Building; and

4.2.7. security services for the protection of the Building but not so as to render the Landlord liable for any loss sustained by the Tenant through the neglect, default, negligence or misconduct of such security agents.

4.3. Property tax

To pay the property tax levied or charged upon the Premises subject to the Tenant's payment of its portion of the property tax as provided in Clause 3.3 above.

5. LANDLORD'S EXEMPTIONS

5.1. Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord in respect of or arising out of: -

5.1.1. any interruption, disruption or cessation in the Tenant's enjoyment of the Premises or in any of the services mentioned in this Tenancy Agreement;

5.1.2. any upgrading, retrofitting, necessary repair or maintenance of the Premises, Building or any installation, systems or apparatus;

5.1.3. any damage or destruction to the Premises, Building, installation, systems or apparatus or any part thereof;

5.1.4. any defect or breakdown of any installation, systems or apparatus or any part thereof;

5.1.5. a strike of workmen or others or labour disputes or riot or fire or a shortage of electricity, fuel, materials, water, labour, or inevitable accident or inclement conditions or Act of God and or other cause beyond the control of the Landlord;

5.1.6. any act omission default misconduct or negligence of the Landlord or any porter, janitor, attendant or other agent or employee of the Landlord in or about the performance and purported performance of any duties herein; and

5.1.7. any damage injury or loss sustained by the Tenant from bursting, leakage or overflow of the piping wiring in the Building and/or out of any defect in the structure of the Building or the defective working of any of the installation, systems and apparatus in the Building or for failure of the supply of electricity or other utilities to the Building or the Premises.

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5.2. The Landlord shall not be responsible to the Tenant or to the Tenant's employees, independent contractors, agents, invitees, Tenants nor to any other persons for any: -

5.2.1. accident, happening or injury suffered in the Premises; or

5.2.2. damage to or loss of any goods or property sustained in the Building (whether or not due to the negligence or misconduct of any security guards or the failure of any security system for which the Landlord is in any way responsible); or

5.2.3. act, omission or negligence of any employee of the Landlord in respect of the Building,

howsoever occurring.

6. GENERAL PROVISIONS

6.1. Re-entry

6.1.1. If and whenever during the Term: -

6.1.1.1. any or any part of the Rent or Service Charge reserved by this Tenancy Agreement shall be unpaid for seven (7) days after their due date (whether or not they shall have been formally demanded); or

6.1.1.2. the Tenant shall at any time fail or neglect to perform or observe any of the covenants, conditions or agreements contained in this Tenancy Agreement to be performed or observed by the Tenant; or

6.1.1.3. any distress or execution shall be levied on the Tenant's goods or any service of process or court notice shall be affixed onto any part of the Premises; or

6.1.1.4. the Tenant, being a company, shall be unable to pay its debts, or enters into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction), or passes a resolution for its winding up, or makes a proposal to its creditors for a composition in satisfaction of its debts or a scheme of arrangement, or applies to the court for the appointment of a judicial manager, or a receiver (or equivalent) or judicial manager (or equivalent) is appointed; or

6.1.1.5. the Tenant, being an individual, shall be unable to pay or shall have no reasonable prospect of being able to pay his debts, or a bankruptcy petition shall be presented against him, or makes a proposal to his creditors for a composition in satisfaction of his debts or a scheme of arrangement, or a receiver is appointed in respect of his property, or when the Tenant is a partnership of individuals, any one of the partners comprising the Tenant has any of the events listed in this paragraph occur in relation to him;

it shall be lawful for the Landlord or any person duly authorised by the

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Landlord for that purpose to re-enter the Premises or any part thereof in the name of the whole at any time, and even if any previous right of re-entry has been waived, and thereupon this Tenancy Agreement shall absolutely cease and determine, but without prejudice to any rights or remedies of the Landlord in respect of any breach of any of the covenants by the Tenant contained in this Tenancy Agreement.

6.1.2. Without prejudice to any other rights or remedies of the Landlord, the Tenant shall pay to the Landlord compensation for the loss of Rent and Service Charge suffered by the Landlord consequential upon the Landlord exercising its rights of re-entry.

6.2. Power for Landlord to deal with adjoining property and the Building

6.2.1. The Landlord may deal as it may think fit with other property belonging to the Landlord adjoining or nearby and to erect or suffer to be erected on such property any Buildings whatsoever whether or not such Buildings shall affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Premises.

6.2.2. The Landlord shall have the right at all times without obtaining any consent from or making any arrangement with the Tenant to alter, reconstruct or modify in any way whatsoever or change the use of the parts of the Building, the use of which is granted in common with others so long as proper means of access to and egress from the Premises are afforded and essential services are maintained at all times or without unreasonably prolonged interruption.

6.2.3. The Landlord shall be entitled to improve, extend, vary, renovate, reduce or carry out any other works to the Building as it shall deem fit in its absolute discretion, as well as erect such kiosks and stalls in the common areas of the Building as it deems fit, notwithstanding that such works and structures may affect the Tenant's enjoyment of the Premises.

6.2.4. Nothing contained in this Tenancy Agreement shall confer on the Tenant any right to enforce any covenant or agreement relating to other parts of the Building demised by the Landlord to others, or limit or affect the right of the Landlord in respect of any such other premises to deal with the same and impose and vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

6.3. Removal of property after determination of Term

6.3.1. If at such time as the Tenant has vacated the Premises after the determination of this Tenancy Agreement, any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within seven (7) days after being requested by the Landlord so to do by a notice to that effect then the Landlord may as the agent of the Tenant sell such property and shall then apply the proceeds of sale after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred by it towards discharging any sum due from the Tenant to the Landlord under the provisions of this Tenancy Agreement and shall hold the balance thereof (if any) to the order of the Tenant.

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6.3.2. The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause 6.3.

6.4. Notices, consents and approvals

6.4.1. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered personally or sent by prepaid post (by air-mail if to or from an address outside Singapore) with recorded delivery. If given or made to the Landlord, it shall be sent to its address as set out in this Tenancy Agreement or such other address as the Landlord may notify the Tenant in writing from time to time. If given or made to the Tenant, it shall be sent to the Premises or its address as set out in this Tenancy Agreement or such other address as the Tenant may notify the Landlord from time to time.

6.4.2. Any such notice, demand, request or communication if given or made by letter, shall be deemed to have been duly served (if made or given to or from an address within Singapore) forty-eight (48) hours after posting or (if made or given to or from an address outside Singapore) seven (7) days after posting, and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

6.4.3. Any consent or approval under this Tenancy Agreement shall be required to be obtained before the act or event to which it applies is carried out or done and shall be effective only when the consent or approval is given in writing.

6.4.4. In any case where pursuant to this Tenancy Agreement or to any rule or regulation made hereunder, the doing or executing of any act, matter or thing by the Tenant is dependent upon the consent or approval of the Landlord, such consent or approval may be given or withheld by the Landlord in its absolute discretion (unless otherwise herein provided) and upon or subject to such terms, conditions, requirements or stipulations as the Landlord may think fit. The Tenant shall pay to the Landlord upon demand any fees payable by the Landlord to consultants engaged by the Landlord to examine or advise upon any application made by the Tenant (including any plans, specifications or material submitted therewith) for any consent or approval of the Landlord required pursuant to this Tenancy Agreement or any rule or regulation made hereunder, and also any other moneys or expenses properly incurred in connection therewith.

6.5. Payments

6.5.1. The Tenant covenants to pay to the Landlord promptly as and when due, in full without demand, deduction, set-off, or counterclaim whatsoever, all sums due and payable by the Tenant to the Landlord pursuant to the provisions of this Tenancy Agreement, and covenants not to exercise or seek to exercise any right or claim to legal or equitable set-off.

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6.5.2. The Tenant hereby irrevocably authorises the Landlord to appropriate and to apportion any payment made by the Tenant towards satisfaction of any arrears or sums due from the Tenant to the Landlord on the date of payment as the Landlord deems fit notwithstanding any other instruction to the contrary given hereafter.

6.6. Determination of Floor Area

For the purpose of calculating the Rent, Service Charge, Deposit and all other matters in relation to this Tenancy Agreement, the floor area of the Premises has been taken to be as set out in **paragraph 2 of Schedule 1**. If upon final survey of the Premises, the actual floor area determined by the Landlord's surveyor is ascertained to be different from that stated in **paragraph 2 of Schedule 1**, there shall be a proportionate adjustment of the Rent, Service Charge, Deposit and other amounts (where applicable) due under this Tenancy Agreement with effect from the commencement date of the Term, and the Landlord shall calculate such amount to be adjusted and notify the Tenant thereof, which calculation shall be conclusive and binding on the Tenant, and the Landlord or the Tenant, as the case may be, shall promptly upon such notification make payment of the shortfall or excess resulting from such adjustment to the other party, free of interest or other compensation, but subject to Clause 6.24 below.

6.7. Costs and expenses

The Tenant agrees to pay the Landlord: -

6.7.1. all costs and expenses incurred by the Landlord in connection with the preparation and completion of this Tenancy Agreement, including legal costs, administrative fees, stamp duty and all other disbursements and out-of-pocket expenses in respect thereof;

6.7.2. all the Landlord's legal costs and expenses, on a full indemnity basis, incurred in enforcing any provision of this Tenancy Agreement in the event of a breach by the Tenant;

6.7.3. all the Landlord's costs and expenses, including the costs of the Landlord's architect, engineer or surveyor where applicable, incurred in connection with every application made by the Tenant for any consent or approval required under this Tenancy Agreement whether, or not such consent or approval shall be granted or given; and

6.7.4. all goods and services tax levied in respect of any of the above.

6.8. Additional Air-Conditioning

If the Tenant requires additional air-conditioning beyond the hours stated in Clause 4.2 above, the Tenant shall pay the charges for such additional air-conditioning at the rate set out in **paragraph 8 of Schedule 1**. The rate set out in **paragraph 8 of Schedule 1** is subject to revision by the Landlord from time to time during the Term.

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6.9. Premises unfit for occupation and use

If the Premises or any part thereof shall at any time be damaged or destroyed by fire, lightning, riot, civil commotion, terrorist act, tempest or other cause beyond the control of the Landlord so as to render the Premises unfit for occupation and use (except where such damage or destruction has been caused by, or the policy or policies of insurance in relation to the Premises shall have been vitiated or payment of the policy monies withheld in whole or in part in consequence of, some act or default of the Tenant, its servants, independent contractors, agents or any permitted occupier) the Rent and Service Charge reserved by this Tenancy Agreement or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use. Provided Always that if the aforesaid unfitness for occupation of the Premises shall continue for a period of more than ninety (90) days, either the Landlord or the Tenant shall be at liberty by notice in writing to the other to terminate this Tenancy Agreement and upon such notice being given, this Tenancy Agreement shall terminate and the Tenant shall (if still in occupation) vacate the Premises without compensation from the Landlord, but without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of this Tenancy Agreement by the Tenant or the Landlord as the case may be.

6.10. Option to renew

The Landlord shall at the request of the Tenant made not less than six (6) months before expiration of the Term and if there shall not at the time of such request be any existing breach or non-observance by the Tenant of any of the covenants and conditions on the part of the Tenant to be observed and performed as set out in this Tenancy Agreement, and at the Tenant's expense grant to the Tenant a Tenancy for a further term of the period specified in **paragraph 4(b) of Schedule 1** (the "Renewed Term") commencing from the day immediately after the expiry of the Term, in respect of the Premises, the new tenancy (the "New Tenancy Agreement") for which must be signed by the Tenant at a date not less than three (3) months before the expiration of the Term.

The New Tenancy Agreement for the Renewed Term shall be on the following terms: -

6.10.1. the amount of the Rent payable for the Renewed Term shall be mutually agreed by the parties by taking into account the prevailing market rate at the time of exercise of the option;

6.10.2. the New Tenancy Agreement shall contain no option for renewal; and

6.10.3. shall otherwise be on terms and conditions to be mutually agreed.

Clause 6.7.1 above shall apply with respect to the costs and expenses relating to the preparation and completion of the New Tenancy Agreement.

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6.11. Landlord's Right to Terminate

6.11.1. Notwithstanding anything herein contained, the Landlord shall be entitled in its absolute discretion to terminate this Tenancy Agreement and determine the Term by giving to the Tenant not less than six (6) months' notice in writing (the "Termination Notice") to that effect if:

6.11.1.1. the Building is to be demolished for re-development;

6.11.1.2. the Building or any part of it is to be renovated, retrofitted, refurbished and/or altered and the Landlord at its sole discretion determines that it requires possession of the Premises for the purpose of or relating to the renovation, retrofitting, refurbishment and/or alteration; and/or

6.11.1.3. the use of the Building or the Premises is changed such that vacant possession of the Premises is required by the Landlord.

6.11.2. On the expiry date of the Termination Notice, the Tenant's rights in relation to the Premises shall absolutely cease and determine and the Tenant shall yield up the Premises to the Landlord in accordance with the provisions of this Tenancy Agreement. On such termination, the Tenant shall not be entitled to any compensation from, or to make any claim whatsoever against, the Landlord. Such termination shall also be without prejudice to any right of action of either party in respect of any antecedent breach of this Tenancy Agreement by the other party.

6.11.3. The Landlord is entitled to exercise its right to terminate pursuant to Clause 6.11.1 even if the Tenant has exercised its option to renew. If an agreement for lease or lease for a renewal term has been entered into, that agreement will also terminate with the termination of this Tenancy Agreement.

6.12. No waiver

Knowledge or acquiescence by the Landlord of any breach by the Tenant of any of the covenants, conditions or obligations herein contained shall not operate or be deemed to operate as a waiver of such covenants, conditions or obligations and any consent or waiver of the Landlord shall only be effective if given in writing. For the avoidance of doubt, it is hereby agreed that no consent or waiver of the Landlord shall be implied from the Landlord's acceptance of the Tenant's tender or payment of Rent, Service Charge or other monies due under this Tenancy Agreement. No consent or waiver expressed or implied by the Landlord to or of any breach of any covenant, condition or obligation of the Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or obligation and shall not prejudice in any way the rights, powers and remedies of the Landlord herein contained.

6.13. No representations

The Landlord shall not be bound by any representations or promises (whether written or oral express or implied by statute, common law, custom or otherwise) with respect to the Building and its appurtenances, or in respect of the Premises, except as expressly set forth in this Tenancy Agreement and any side letter(s) (the "Side Letter(s)") entered into by the parties on or after the date of this Tenancy Agreement, with the object and intention that the whole of the agreement between

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the Landlord and the Tenant shall be set forth herein, in the said letter of offer and the Side Letter(s) (if any) and shall in no way be modified by any discussion and written correspondence which may have preceded the signing of this Tenancy Agreement. The Landlord does not expressly or impliedly warrant that the Premises are now or will remain suitable or adequate for all or any of the purposes or uses of the Tenant and all warranties (if any) as to suitability and adequacy of the Premises implied by law are hereby expressly negatived. The Tenant confirms that it has not agreed to or executed this Tenancy Agreement relying on any representation or promise made by the Landlord which is not expressly stated in the letter of offer or this Tenancy Agreement.

6.14. Name & Logo of Building

6.14.1. The Landlord shall have the right at all times without obtaining any consent from the Tenant, to change the name or number by which the Building is known.

6.14.2. The Tenant shall not, without the prior written consent of the Landlord: -

6.14.2.1. use the name of the Building as part of its trade or business name, other than as its address and place of business; and

6.14.2.2. use a name, trademark or service mark or logo, which includes the name or logo of the Building or any derivative name sounding or appearing similar thereto for any purpose whatsoever.

6.15. Rules and regulations

The Landlord shall have the right at any time and from time to time to make, add to, amend, cancel or suspend such rules and regulations in respect of the Building as in the judgement of the Landlord may from time to time be required for the management safety, care or cleanliness of the Building or for the preservation of good order therein or for the orderly and proper use thereof or for the security of the Building or for the convenience of Tenants and all such rules and regulations shall bind the Tenant upon and from the date on which notice in writing thereof is given to it by Landlord. If there shall be any inconsistency between provisions of this Tenancy Agreement and the provisions of such rules and regulations then the provisions of this Tenancy Agreement shall prevail to the extent of such inconsistency.

6.16. Closure of the Building

The Landlord may in the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, prevent access to the Building during the continuance of the same and for so long and in such manner as the Landlord deems necessary including the closure of all doors and entrances of the Building.

6.17. Government Acquisition

If the Building or any part of it is acquired by any government authority or if any notice, order or gazette notification is issued for the acquisition of the Building or any part thereof by any government authority, the Landlord may terminate this Tenancy Agreement, without compensation, by giving the Tenant reasonable written notice. This Tenancy Agreement and the Term shall end upon the expiry of

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the notice period without affecting any rights or remedies of the Landlord for any previous default by the Tenant under this Tenancy Agreement.

6.18. Tenant's Obligations to Landlord's Successor-in-Title

The Tenant acknowledges that in the event the Landlord's reversionary interest in the Premises is sold, transferred, or assigned to any other party, the Tenant shall be bound by the terms and conditions herein vis-a-vis such other party as though such other party were a party to this Tenancy Agreement.

6.19. Promotional events

The Tenant shall render all reasonable assistance and co-operation to the Landlord and its agents to facilitate, support and participate in the implementation of such promotional events and activities as part of a co-ordinated and comprehensive scheme of promotional events and activities for the Building.

6.20. Confidentiality

6.20.1. Each party shall (and shall procure that its respective officers, employees and agents shall) at all times keep strictly confidential all confidential information which it may acquire in relation to this Tenancy Agreement and shall not use or disclose the same to any other person without the prior consent of the other party other than to its officers, employees, advisors and consultants on a "need-to-know" basis and except as may be required by any regulatory or other authorities or by valid legal process or by the Landlord and shall use its best endeavours to prevent unauthorised disclosure of the same unless (a) such confidential information is part of the public domain (other than as a result of a breach of this Clause 6.20) whereupon to the extent that it is part of the public domain the obligation set out in this Clause 6.20 shall cease or (b) such confidential information as is required to be disclosed to the auditors of the respective parties or to any governmental or regulatory authority or otherwise required to be disclosed by law. No press release or public announcement relating to this Tenancy Agreement shall be made by either party without the prior written consent of the other.

6.20.2. Each party agrees that all information which one party has provided or may provide to the other relating to this Tenancy Agreement or howsoever concerning the Premises which is either designated confidential or proprietary or is by its nature confidential or proprietary or intended to be confidential or proprietary, is and shall remain the property of the party who provided such information.

6.20.3. If, for any reason, the Tenant fails to enter into this Tenancy Agreement with the Landlord, each party agrees with and undertakes to the other to return all written information and documents within the ambit of this Clause 6.20 (including all copies of such information or documents, whether provided by or made with or by any of the parties) to the other.

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6.21. Personal Data

6.21.1. The Landlord may collect personal data, as defined in the personal data Protection Act of Singapore ("PDPA") in connection with this Tenancy Agreement and or the management of the Building by the Landlord.

6.21.2. To the extent the Tenant's consent is required under the PDPA, the Tenant agrees that the Landlord may collect, use, disclose and process such personal data for the following purposes:

(a) To conduct appropriate due diligence checks;

(b) To carry out administration of the tenancy in this Tenancy Agreement, including verification of the identity of the Tenant's representatives;

(c) To manage the Building, including capturing of images of the Tenant's employees and other permitted occupiers for access into the Building;

(d) To process Tenant's requests and feedback; and

(e) For any other legitimate purposes relating to the Tenancy Agreement,

collectively referred to as the "Permitted Purposes").

6.21.3. Use of the personal data by the Landlord shall be strictly in accordance with the Permitted Purposes or any other purposes required by applicable law.

6.21.4. The Tenant shall furnish to the Landlord with the images of its employees and permitted occupiers who are permitted access into the Building. The Tenant represents and warrants to the Landlord that the Tenant has obtained the consent of such individuals, and hereby consents, on behalf of such individuals, to the collection, use, disclosure and processing of such personal data for the Permitted Purposes and in accordance with the PDPA. Alternatively, the Tenant shall obtain the written consent of such permitted occupiers for the Landlord to collect the personal data for the Permitted Purposes.

6.21.5. Any consent given pursuant to the provisions of this Tenancy Agreement shall survive death or incapacity of the individual and the termination of this Tenancy Agreement.

6.21.6. The Landlord may update the above provisions from time to time to comply with applicable laws.

6.22. Holding over

If the Tenant continues to occupy the Premises beyond the expiration or determination of the Term or fails to deliver vacant possession thereof to the Landlord after the expiration or determination of the Term, with the Landlord's acquiescence and without any express agreement between the Landlord and the Tenant, the Tenant shall do so as a monthly Tenant and shall pay to the Landlord for every month of such holding over in advance (a) double the amount of Rent; or (b) the prevailing market Rent, whichever is the higher, and there shall be no

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renewal of this Tenancy Agreement by operation of law or pursuant to the provisions of this Tenancy Agreement. During the period of any such holding over all other provisions of this Tenancy Agreement shall be and remain in effect. The provisions herein shall not be construed as the Landlord's consent for the Tenant to hold over after the expiration or determination of the Term.

6.23. Governing law and submission to jurisdiction

6.23.1. This Tenancy Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore but in enforcing this Tenancy Agreement the Landlord is at liberty to initiate and take actions or proceedings or otherwise against the Tenant in Singapore or elsewhere as the Landlord may deem fit and the service of any writ of summons or any legal process in respect of any such action or proceedings may be effected on the Tenant by forwarding a copy of the writ of summons and statement of claim or other legal process by registered post to the Tenant's address as sated herein or the last known address of the Tenant. It is hereby further agreed that service of such legal process in the manner aforesaid shall be deemed to be good and effectual service of such legal process on the Tenant.

6.23.2. In relation to any legal action or proceedings arising out of or in connection with this Tenancy Agreement ("Proceedings"), the parties hereby irrevocably submit to the jurisdiction of the courts of Singapore and waive any objection to Proceedings in any such court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum. Such submission shall not affect the right of any party to take Proceedings in any other jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude any party from taking Proceedings in any other jurisdiction.

6.24. Interest

The Interest shall be calculated on a daily basis from the date the respective sums are due to the Landlord to, and inclusive of, the date of actual payment, on the basis of a 365-day year. The Landlord's computation of Interest shall be final and conclusive. The Landlord's entitlement to Interest under this Tenancy Agreement shall be before as well as after any judgement obtained against the Tenant. Notwithstanding that this is not specifically mentioned in any other Clause of this Tenancy Agreement, Interest shall be paid on all amounts whatsoever due to be paid by the Tenant to the Landlord under this Tenancy Agreement which are not paid when due.

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6.25. Severance

The illegality, invalidity or unenforceability of any provision of this Tenancy Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

6.26. Non-merger

For the avoidance of doubt, the provisions of the Tenant's fitting out manual prepared (if any) by the Landlord continue to bind the Tenant to the extent that they are expressed to be or are otherwise applicable to the period after the commencement of the Term, and insofar as their provisions are not inconsistent with the provisions of this Tenancy Agreement.

6.27. Distress Action

For the purposes of the Distress Act, all moneys payable under this Tenancy Agreement (including the Rent and Service Charge) and the interest payable on late payments shall be deemed to be rent recoverable in the manner provided in the said Act and the rent shall be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. All costs and expenses (including legal fees on a solicitor and client and indemnity basis) of and incidental to the distraint shall be payable by the Tenant and in so far as those not recovered under the distraint shall be recoverable as a debt.

6.28. Exclusion of Third Party Rights

A person or entity who is not a party to this Tenancy Agreement shall have no right to enforce any of the provisions of this Tenancy Agreement.

6.29. Special Terms and Conditions and Variations

This Tenancy Agreement is further subject to the terms and conditions (if any) in **Schedule 3** hereto and in the event of conflict, the terms and conditions in **Schedule 3** shall prevail over the terms and conditions in the main body of this Tenancy Agreement. Variations to the clauses in this Tenancy Agreement (if any) are set out in **Schedule 3** and unless stated otherwise, will supersede the relevant clause in this Tenancy Agreement.

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SCHEDULE 1

(The Particulars)

Paragraph

1.	Premises	:	Unit known as # **04-04 at** Blk 70
2.	Floor Area	:	**4,590.81** sq ft
3.	Use	:	**Light industrial and ancillary use**
4.	(a) Term	:	**6 years** commencing from **01 July 2025**
	(b) Option to Renew	:	**3 years (6 months before lease term end)**
	(c) Fitting-out period	:	**2 month (01 May 2025 to 30 June 2025)**
5.	Service Charge	:	**Singapore Dollars Two Thousand Seven Hundred Fifty-Four And Cents Forty-Nine Only (SGD 2,754.49** per month, calculated at **SGD 0.60** per sqft per month).
6.	Deposit	:	**Singapore Dollars Seventy-One Thousand Six Hundred Sixteen And Cents Sixty-Four Only (SGD 71,616.64)**, equivalent to three (03) months' Rent and Service Charge.
7.	Maximum Floor Limit	:	**Live Load 4.0kPa (4.0kN/m2)**
8.	Charges for Additional Air-Conditioning	:	**The electrical tariff charges for the five fan coil unit model HCR-018-PBF-DC-6-D is SGD 1.67/hour and the one fan coil unit model HCR-010-PBF-DC-6-D is SGD 0.79/hour. The building management shall record total monthly chilled water fan coil model operating minutes to calculate the charges based on the electrical tariff charges. The electrical tariff charges is subjected to quarterly review.**

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SCHEDULE 2

(Rent)

1. Payment of Rent

1.1 The Rent payable in respect of the Premises shall be:

a. Year 1 to Year 3 (01 July 2025 to 30 June 2028)

Singapore Dollars Twenty Thousand One Hundred Ninety-Nine And Cents Fifty-Six Only (SGD 20,199.56 per month calculated at a rental rate of SGD 4.40 per square foot per month).

b. Year 4 to Year 6 (01 July 2028 to 30 June 2031)

Singapore Dollars Twenty-One Thousand One Hundred Seventeen And Cents Seventy-Three Only (SGD 21,117.73 per month calculated at a rental rate of SGD 4.60 per square foot per month).

1.2 The Rent shall be paid in advance on or before the first day of each calendar month.

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SCHEDULE 3

(Special Terms and Conditions and Variations)

The Tenant shall comply with:

(a) attached renovation guideline for partition and pelmet interfacing details with façade and

(b) the colour code for the blind / curtain is RAL 9010.

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Schedule 4

(Service Charge Provisions)

1. The Tenant shall pay to the Landlord by way of further and additional rent during the Term, a Service Charge for all outgoings, costs and expenses (including but not limited to capital expenditure and depreciation) incurred or that may be incurred for the provision of services, control, management, maintenance and replacement of the Building (including fixtures and fittings) ("Total Outgoings").

2. The Tenant shall pay to the Landlord, the Service Charge by equal monthly payments of the Service Charge specified in **paragraph 5 of Schedule 1** in advance on the same days fixed for the payment of the Rent.

3. In the event the Total Outgoings in respect of the Premises are increased, the Tenant shall be liable to pay an additional service charge equivalent to the increase in the Total Outgoings attributable to the Premises or in the maintenance and sinking fund contributions in each and every month of the Term. A written notice (the "Landlord's Notice") by the Landlord stating the additional service charge payable and the effective date thereof shall be accepted by the Tenant as conclusive and binding of the matters so stated. The additional service charge shall be chargeable and payable with effect from the date specified in the Landlord's Notice and shall be added to the prevailing Service Charge, and such aggregate sum shall be and remain the Service Charge until further increased by the Landlord under this paragraph 4.

4. The provisions of this Schedule 4 shall continue to apply notwithstanding the expiry or earlier determination of the Term created by this Tenancy Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Tenancy Agreement on the date stated above.

Signed by)
For and on behalf of the Landord)
In the presence of: -)

Name: STEVEN WANG
NRIC No.: [redacted]
Address: 70 Bendemeer Road
#05-01 S339940

HIAP HUAT HOLDINGS PTE LTD
Co. Reg. No.: 197802284H

Company Stamp of Landlord

Signed by)
For and on behalf of the Tenant)
In the presence of: -)

Name: LUNG LAM HUA.
NRIC No.: [redacted]
Address:

MSC Consulting (S) Pte Ltd

Company Stamp of Tenant

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